UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 7, 2019 (February 5, 2019)

Virtual Crypto Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

11 Ha’amal Street, Tel Aviv, Israel	4809174
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 3-600-3375

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On February 7, 2019, Virtual Crypto Technologies, Inc. (the “Company”) entered a share exchange agreement (the “Agreement”) with Algomizer Ltd., an Israeli Corporation (“Algomizer”), pursuant to which Algomizer will assign, transfer and deliver its 99.83% holdings in Viewbix Ltd., an Israeli Corporation, to the Company in exchange for shares of restricted common stock of the Company representing 65% of the issued and outstanding share capital of the Company on a fully diluted basis on the closing date, excluding VCT warrants to purchase shares of common stock, which will expire in 2020 and with an exercise price representing a valuation for VCT equal to $30,000,000 (“Fully Diluted Share Capital”). In addition, upon the earlier of: (a) the launch of a live video product to an American consumer in the U.S by Viewbix Ltd., or (b) the launch of an interactive television product to an American consumer in the U.S Viewbix Ltd., the Company will issue Algomizer additional shares of restricted common stock of the Company representing 5% of the Fully Diluted Share Capital.

Furthermore, on the closing date, the Company will issue Algomizer: (i) warrants to purchase shares of restricted common stock of the Company with an exercise price representing a valuation for the Company of $15,000,000 on Fully Diluted Share Capital basis, which will represent 10% of the Fully Diluted Share Capital immediately following the closing for a period of ten years, and (ii) warrants to purchase shares of restricted common stock of the Company with an exercise price representing a valuation for the Company of $25,000,000 on Fully Diluted Share Capital basis, which will represent 10% of the Fully Diluted Share Capital immediately following the closing for a period of ten years.

The closing of the Agreement is condition upon the Company filing an amendment to its certificate of incorporation to change the Company’s name to ViewBix Inc., effecting a reverse split of the Company’s shares of common stock at a ratio of 15:1, conversion of the Company’s outstanding debentures into restricted common stock and obtaining a tax pre-ruling from the Israeli Tax Authority relating to the Agreement to be obtained by Algomizer. In addition, the closing is subject to and conditioned upon the approval of the shareholders of the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Agreement, filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 8.01 Other Events.

On February 5, 2019, in connection with the Agreement, the board of directors of the Company approved the issuance of up to 5,000,000 restricted shares of the Company’s common stock, as well as the issuance of Class T cashless warrants to purchase up to 3,000,000 restricted shares of the Company’s common stock, exercisable within 36 months at an exercise price of $0.01 per restricted shares, as compensation for services rendered by directors, employees and consultants. Such restricted shares and warrants shall be allocated among the relevant personnel at the discretion of the Company’s chief executive officer and chief financial officer. As of the date of this report no restricted shares nor Class T warrants were issued by the Company.

Exhibit No.	Description
10.1	Share Exchange Agreement between the Company and Algomizer Ltd., dated February 7, 2019.

Forward-Looking Statements

This communication contains certain statements that are neither reported financial results nor other historical information and other statements concerning the Company. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, events, products and services and future performance. Forward-looking statements are generally identified by the words “will”, “expects”, “anticipates”, “believes”, “intends”, “estimates”, “target”, and similar expressions. These and other information and statements contained in this communication constitute forward-looking statements for purposes of applicable securities laws. Although management of the Company believes that the expectations reflected in the forward looking statements are reasonable, investors and security holders are cautioned that forward looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by the forward-looking information and statements, and the Company cannot guarantee future results, levels of activity, performance or achievements. Factors that could cause actual results to differ materially from those estimated by the forward-looking statements contained in this communication. Moreover, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such forward-looking statements. The forward-looking statements contained in this communication speak only as of the date of this communication and the Company or its representatives are under no duty, and do not undertake, to update any of the forward-looking statements after this date to conform such statements to actual results, to reflect the occurrence of anticipated results or otherwise except as otherwise required by applicable law or regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtual Crypto Technologies, Inc.

By:	/s/ Alon Dayan
Name:	Alon Dayan
Title:	Chief Executive Officer

Date: February 7, 2019